EXHIBIT 4.24

                  AMENDMENT NUMBER SIX TO AMENDED AND RESTATED
                           LOAN AND SECURITY AGREEMENT

      This Amendment Number Six to Amended and Restated Loan and Security Agreement ("Amendment") is entered into as of August 1, 1998 by and between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), and PORTA SYSTEMS CORP., a Delaware corporation ("Borrower"), in light of the following:

      FACT ONE: Borrower and Foothill have previously entered into that certain Amended and Restated Loan and Security Agreement, dated as of November 28, 1994, as amended as of February 13, 1995, March 30, 1995, March 12, 1996, August 26, 1997 and November 30, 1997 (collectively, the "Agreement").

      FACT TWO: Borrower and Foothill desire to further amend the Agreement as provided for and on the conditions herein.

      NOW, THEREFORE, Borrower and Foothill hereby amend the Agreement as follows:

      1. DEFINITIONS. All initially capitalized terms used in this Amendment shall have the meanings given to them in the Agreement unless specifically defined herein.

      2. AMENDMENT.

      2.1. Renewal and Extension of Term of Agreement. Borrower and Foothill desire to renew the term of the Agreement and extend the expiration date of the term of the Agreement to January 2, 2000. The Agreement is amended as follows to reflect such renewal and extension:

            A. The definition of the "Renewal Date" in Section 1.1 of the Agreement is hereby amended by deleting such definition in its entirety and replacing it with the following definition:

                  "'Renewal Date' means January 2, 2000."

            B. Section 3.4 of the  Agreement is hereby  amended by deleting such
      Section in its entirety and replacing it with the following language:

                  "3.4 Term.  This  Agreement  shall become  effective  upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending January 2, 2000, and the maturity date of the Term Note, the Deferred Funding Fee

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            Note and the NWE  Deferred  Fee Note  shall also be January 2, 2000.
            The foregoing notwithstanding, Foothill shall have the right to terminate its obligations under this Agreement immediately and without notice upon the occurrence and during the continuation of an Event of Default."

      2.2 LOAN AMORTIZATION. Effective as of August 1, 1998, all principal payments made by Borrower to Foothill pursuant to Section 2.9 of the Agreement shall be applied first to the NEW Deferred Funding Fee Note until it is paid in full, second to the Deferred Funding Fee Note until it is paid in full and third to the Term Note. As of July 31, 1998, the outstanding principal balance of the NEW Deferred Funding Fee Note was $300,000 and the outstanding principal balance of the Deferred Funding Fee Note was $2,784,394.73.

      3. REPRESENTATIONS AND WARRANTIES. Borrower hereby affirms to Foothill that all of Borrower's representation and warranties set forth in the Agreement are true, complete and accurate in all respects as of the date hereof.

      4. NO DEFAULTS. Borrower hereby affirms to Foothill that no Event of Default has occurred and is continuing as of the date hereof.

      5. CONDITION PRECEDENT. The effectiveness of this Amendment is expressly conditioned upon receipt by Foothill of an executed copy of this Amendment.

      6. COSTS AND EXPENSES. Borrower shall pay to Foothill all of Foothill's out-of-pocket costs and expenses (including, without limitation, the fees and expenses of its counsel, which counsel may include any local counsel deemed necessary, search fees, filing and recording fees, documentation fees, appraisal fees, travel expenses, and other fees) arising in connection with the
preparation,   execution,  and  delivery  of  this  Amendment  and  all  related documents.

      7. LIMITED EFFECT. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern. In all other respects, the Agreement, as amended and supplemented hereby, shall remain in full force and effect.

      8. COUNTERPARTS; EFFECTIVENESS. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when executed and delivered shall be deemed to be an original. All such


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counterparts,  taken together, shall constitute one and the same Amendment. This
Amendment shall become effective upon the execution of a conterpart of this Amendment by each of the parties hereto.

      IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first set forth above.

                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation

                                            By: /s/ M.E. Stearns
                                               ---------------------------------
                                            Title: VP


                                            PORTA SYSTEMS CORP.,
                                            a Delaware corporation

                                            By: /s/ Edward B. Kornfeld
                                               ---------------------------------
                                            Title: Sr. V.P. Operations


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      Each of the  undersigned  affiliates of Porta  Systems Corp.  ("Porta") is aware of the terms of the above Amendment Number Six to the Amended and Restated Loan and Security Agreement, dated as of August 1, 1998 (the "Loan Agreement"), and acknowledges that all of such affiliate's obligations under any of the Collateral Documents (as defined in the Assignment Agreement) are and shall continue in full force and effect in favor of Foothill Capital Corporation
("Foothill"), including the obligations to guarantee the obligations of Porta owing to Foothill and to secure such obligations pursuant to the terms of such Collateral Documents. "Assignment Agreement" shall have the meaning given to it on the Loan Agreement.

                                              ASTER CORPORATION

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name: Michael A. Tancredi
                                              Title: Sr. Vice President
                                                     Secretary and Treasurer


                                              CPI HOLDING CORP.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              CRITERION PLASTICS, INC.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              DISPLEX, INC.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


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                                              MIROR TELEPHONY SOFTWARE, INC.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA FOREIGN SALES CORP.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS EXPORT CORP.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS INTERNATIONAL CORP.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS LEASING CORP.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


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                                              PORTA SYSTEMS OVERSEAS CORP.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              LERO INDUSTRIES LTD.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              PORTA SYSTEMS, LIMITED

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              VANDERHOFF BUSINESS SYSTEMS LTD.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


                                              VANDERHOFF COMMUNICATIONS LTD.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title:


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                                              PORTA SYSTEMS S.A. de C.V.

                                              By: /s/ Michael A. Tancredi
                                                 -------------------------------
                                              Name:
                                              Title: